Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"KAIVAL BRANDS INNOVATIONS GROUP, INC.", A DELAWARE CORPORATION,

WITH AND INTO "QUICK START HOLDINGS, INC." UNDER THE NAME OF "KAIVAL BRANDS INNOVATIONS GROUP, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JUNE, A.D. 2019, AT 12:55 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-FIFTH DAY OF JUNE, A.D. 2019 AT 4 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7044132 8100M
SR# 20195562098

Authentication: 203067312
Date: 06-20-19

CERTIFICATE OF OWNERSHIP AND MERGER MERGING KAIVAL BRANDS INNOVATIONS GROUP, INC. WITH AND INTO QUICK START HOLDINGS, INC.

Pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"), Quick Start Holdings, Inc. (the "Corporation"), a Delaware corporation, does hereby certify to the following information relating to the merger (the "Merger") of Kaival Brands Innovations Group, Inc., a Delaware corporation (the "Subsidiary"), with and into the Corporation, with the Corporation remaining as the surviving corporation:

1. The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.

2. The Board of Directors of the Corporation, by resolutions duly adopted by unanimous written consent on May 31, 2019 and attached hereto as Exhibit A, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL.

3. The Corporation shall be the surviving corporation of the Merger. The certificate of incorporation of the Corporation, as in effect immediately prior to the effective time of the Merger, shall be the certificate of incorporation of the surviving corporation. The name of the surviving corporation shall be "Kaival Brands Innovations Group, Inc."

4. This Certificate of Ownership and Merger and the Merger shall become effective at 4:00 p.m. Eastern Standard Time on June 25th, 2019.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by an authorized officer, on the 19th of June, 2019.

QUICK START HOLDINGS, INC.

By ______________________

Name: Nirajkumar Patel

Title: President and Chief Executive Officer

<u>**EXHIBIT A**</u>

BOARD RESOLUTIONS

The undersigned, being all of the members of the Board of Directors (the "**Board**") of Quick Start Holdings, Inc., a Delaware corporation (the "**Corporation**"), acting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "**DGCL**") and the Bylaws of the Corporation, hereby adopt the following recitals and resolutions, effective as of the date set forth below:

WHEREAS, the Corporation is the sole stockholder of Kaival Brands Innovations Group, Inc. ("**Kaival**"), owning all of the issued and outstanding shares of capital stock of Kaival; and

WHEREAS, the Board has determined that it is desirable to change the name of the Corporation to "Kaival Brands Innovations Group, Inc." (the "**Name Change**"); and

WHEREAS, in order to effect such name change, the Board has deemed it advisable and in the best interests of the Corporation and its stockholders that Kaival be merged with and into the Corporation pursuant to Section 253 of the DGCL (the "**Merger**"); and

WHEREAS, the Board has reviewed the Certificate of Ownership and Merger, in substantially the form attached hereto as <u>Exhibit A</u> (the "**Certificate**") to be filed with the Secretary of State of the State of Delaware (the "**State**"), in order to effect the Merger; and

WHEREAS, in connection with the Name Change, the Board has deemed it advisable and in the best interests of the Corporation and its stockholders to change the Corporation's ticker symbol to "KBIG" (the "**Symbol Change**").

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves and adopts the Certificate, the Name Change, and the Symbol Change and declares it advisable for the Corporation to consummate the Merger and perform its obligations thereunder and in connection therewith.

RESOLVED FURTHER, that, contingent upon the filling and effectiveness of the Certificate, Kaival be merged with and into the Corporation pursuant to Section 253 of the DGCL, so that the separate existence of Kaival shall cease as soon as the Merger shall become effective, and the Corporation shall continue as the surviving corporation.

RESOLVED FURTHER, that the transactions contemplated by the Certificate (the "**Transactions**") and the execution and delivery of all documents to be executed and delivered by the Corporation in connection with the Transactions, including, without limitation, the Certificate, be, and hereby are, approved, authorized, and adopted in all respects.

RESOLVED FURTHER, that the name of the Corporation shall be changed to "Kaival Brands Innovations Group, Inc." so that, upon the effective date of the Merger, Section 1 of the Amended and Restated Certificate of Incorporation, as amended, as heretofore amended, shall read as follows:

"1. <u>**Name**</u>. The name of the corporation is Kaival Brands Innovations Group, Inc. (the "**Corporation**")."

RESOLVED FURTHER, that by virtue of the Merger, and without any action on the part of the holder thereof, each then outstanding share of common stock of Kaival shall be cancelled and no consideration shall be issued in respect thereof.

RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is hereby authorized and directed to execute, deliver, and file in the name and on behalf of the Corporation all documents to

be executed, delivered, and filed by the Corporation in connection with the Transactions, including, without limitation, all documents required to be submitted to the Financial Industry Regulatory Authority in connection with the Corporation's corporate action and the Securities and Exchange Commission.

RESOLVED FURTHER, that the Corporation's counsel at Baker & Hostetler LLP be, and it hereby is, authorized, empowered, and directed for and on behalf of the Corporation to prepare and execute such documents and cause to be made such filings with the relevant governmental authorities, including the Financial Industry Regulatory Authority, as may be required in connection with the Corporation's corporate action.

RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is, hereby authorized and directed to take whatever action any such officer or officers may deem necessary, desirable, or appropriate to carry out the purpose of these resolutions and to consummate the Transactions.

OMNIBUS RESOLUTIONS

RESOLVED FURTHER, that the officers of the Corporation are hereby authorized to do and perform any and all such acts, including execution and delivery of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed, and approved as the acts and deeds of the Corporation.

RESOLVED FURTHER, that this Unanimous Written Consent of the Board of Directors (this "**Consent**") may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one consent. The signature page of any director, copies of facsimiles thereof, or copies via electronic means, may be appended to any counterpart of this Consent and so when appended shall constitute an original.